EXHIBIT 24


                                POWER OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints Richard L. Sharp and Michael T. Chalifoux his or her attorneys-in-fact to execute on his or her behalf, individually and in his or her capacity as an officer and/or director of Circuit City Stores, Inc. (the "Company"), and to file any documents referred to below relating to the following registration statements: Registration Statement on Form S-8 (Registration No. 33-22874) filed with the Securities and Exchange Commission (the "Commission") on July 1, 1988; Registration Statement on Form S-8 (Registration No. 33-36650) filed with the Commission on August 31, 1990; Registration Statement on Form S-8 (Registration No. 33-50144) filed with the Commission on July 28, 1992; Registration Statement on Form S-8 (Registration No. 33-53185) filed with the Commission on April 20, 1994; Registration Statement on Form S-8 (Registration No. 33-56697) filed with the Commission on December 1, 1994; Registration Statement on Form S-8 (Registration No. 33-64757) filed with the Commission on December 5, 1995; Registration Statement on Form S-8 (Registration No. 333-02971) filed with the Commission on April 30, 1996; Registration Statement on Form S-8 (Registration No. 333-20303) filed with the Commission on January 24, 1997; Registration Statement on Form S-8 (Registration No. 333-22759) filed with the Commission on March 4, 1997; Registration Statement on Form S-8 (Registration No. 333-25451) filed with the Commission on April 18, 1997; Registration Statement on Form S-8 (Registration No. 333-27933) filed with the Commission on May 28, 1997; Registration Statement on Form S-8 (Registration No. 333-34539) filed with the Commission on August 28, 1997; and Registration Statement on Form S-8 (Registration No. 333-52935) filed with the Commission on May 18, 1998; such documents being: registration statements on Form S-8 to be filed with the Commission; such statements with, and/or applications to, the regulatory authorities of any state in the United States as may be necessary to permit such shares to be offered in such states; any and all other documents required to be filed with respect thereto with any regulatory authority; and any and all amendments (post-effective or pre-effective) to any of the foregoing, with all exhibits and documents required to be filed therewith.

     The undersigned further grants unto said attorneys full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as he himself or she herself might do.


     IN WITNESS WHEREOF, the undersigned have executed this power of attorney as of this 13th day of April, 1999.


/s/ Richard L. Sharp                                 /s/  Michael T. Chalifoux
Richard L. Sharp                                     Michael T. Chalifoux


/s/ Richard N. Cooper                                /s/ Barbara S. Feigin
Richard N. Cooper                                    Barbara S. Feigin


/s/ James F. Hardymon                                /s/  Robert S. Jepson, Jr.
James F. Hardymon                                    Robert S. Jepson, Jr.


/s/  Hugh G. Robinson                                /s/  Walter J. Salmon
Hugh G. Robinson                                     Walter J. Salmon


/s/ Mikael Salovaara                                 /s/  John W. Snow
Mikael Salovaara                                     John W. Snow


/s/ Edward Villanueva                                /s/  Alan L. Wurtzel
Edward Villaneuva                                    Alan L. Wurtzel